Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class         Total Income Dividends
                    (000's omitted)
Class A             $483,610
Class B             $8,461
Class C             $5,665
Class F             $5,673
Total               $503,409
Class 529-A         $1,019
Class 529-B         $176
Class 529-C         $236
Class 529-E         $31
Class 529-F         $0
Class R-1           $5
Class R-2           $39
Class R-3           $37
Class R-4           $16
Class R-5           $2,531
Total               $4,090


Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class           Dividends from Net Investment Income
Class A               $0.2700
Class B               $0.1795
Class C               $0.1748
Class F               $0.2631
Class 529-A           $0.2635
Class 529-B           $0.1850
Class 529-C           $0.1849
Class 529-E           $0.2485
Class 529-F           $0.1286
Class R-1             $0.2275
Class R-2             $0.2484
Class R-3             $0.2633
Class R-4             $0.2885
Class R-5             $0.2970

Item 74U1 and 74U2
Number of shares outstanding

Share Class         Shares Outstanding
                    (000's omitted)
Class A             1,791,727
Class B             52,448
Class C             38,132
Class F             26,781
Total               1,909,088
Class 529-A         5,318
Class 529-B         1,376
Class 529-C         1,789
Class 529-E         204
Class 529-F         7
Class R-1           52
Class R-2           767
Class R-3           915
Class R-4           347
Class R-5           8,857
Total               19,632


Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                        Net Asset Value
Share Class             Per Share
Class A                 $23.12
Class B                 $23.02
Class C                 $22.99
Class F                 $23.09
Class 529-A             $23.10
Class 529-B             $23.06
Class 529-C             $23.06
Class 529-E             $23.07
Class 529-F             $23.12
Class R-1               $23.08
Class R-2               $23.06
Class R-3               $23.09
Class R-4               $23.09
Class R-5               $23.12



The officers providing the certifications in this report in accordance with rule 30a-2 under the Investment Company Act of 1940 have concluded, based on their evaluation of the registrant's disclosure controls and procedures (as such term is defined in such rule), that such controls and procedures are adequate and reasonably designed to achieve the purposes described in paragraph (c) of such rule.



There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation (including any significant deficiencies or material weaknesses that required corrective action).


                                  CERTIFICATION



I, Harry J. Lister, certify that:

     1. I have reviewed this report on Form N-SAR of Washington Mutual Investors Fund, Inc.

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

          a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b)   evaluated  the  effectiveness  of  the  registrant's   disclosure
               controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

          c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date:   December 23, 2002


                                           /s/Harry J. Lister
                                           Vice Chairman & PEO,
                                           Washington Mutual Investors
                                           Fund, Inc.



                                  CERTIFICATION



I, Howard L. Kitzmiller, certify that:

     1. I have reviewed this report on Form N-SAR of Washington Mutual Investors Fund, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

          a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b)   evaluated  the  effectiveness  of  the  registrant's   disclosure
               controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

          c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date:   December 23, 2002

                                         /s/Howard L. Kitzmiller
                                         Senior Vice President, Secretary,
                                         & Treasurer, Washington Mutual
                                         Investors Fund, Inc.